EXHIBIT 10.8

THIS INSTRUMENT PREPARED BY

AND AFTER RECORDING RETURN TO:

M. Christine Graff

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Above Space for Recorder’s Use Only

CO-OWNERSHIP AGREEMENT

This CO-OWNERSHIP AGREEMENT this “Agreement”) dated as of January 10, 2006, is made by and among CONTINENTAL TOWERS ASSOCIATES-I, L.P., an Illinois limited partnership (“CTA”) and CONTINENTAL TOWERS, L.L.C., a Delaware limited liability company (“Newco”) (CTA and Newco are collectively referred to herein as the “Co-Owners”).

WHEREAS CTA owns the real property and office building complex commonly known as Continental Towers, 1701 Golf Road, Rolling Meadows, Illinois and more particularly described on Exhibit A (the “Property”) and has entered into certain Financing Documents (as hereinafter defined) with respect to the Property;

WHEREAS, CTA has transferred a 64% undivided interest in the Property to Newco as a tenant in common; and

WHEREAS, the Co-Owners desire to enter into this Agreement to provide for the orderly administration of their rights and responsibilities as to each other and as to others and to provide for the intended further operation and management of the Property.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

For all purposes of this Agreement, the capitalized terms set forth below shall have the following meanings:

“Affiliate” shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor tax statute.

“Co-Owner(s)” shall mean each Co-Owner and each of their successors in interest pursuant to Article III.

“CTA Agreement” shall mean that certain Agreement of Limited Partnership of Continental Towers Associates-I, L.P., dated as of July 26, 1977, as such agreement has been amended and modified to the date hereof.

“Financing Documents” shall mean the Senior Loan Documents and the Junior Loan Documents and any other documents entered into by Co-Owners and Lenders in connection with the Loans as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

“Interest” shall mean, with respect to a Co-Owner, such Co-Owner’s tenant-in-common interest in the Property.

“Junior Lender” shall mean Prime Group Realty, L.P. and its successors and assigns. As used herein, the term “Junior Lender” shall also refer to any holder of a successive Junior Loan and its or their respective successors and assigns.

“Junior Loan” shall mean that certain mortgage loan from Junior Lender to Co-Owners in the original principal amount of $152,106,073 as evidenced and secured by the Junior Loan Documents. As used herein, the term “Junior Loan” shall also refer to any additional successive financing(s) secured by a subordinated mortgage lien on the Property.

“Junior Loan Documents” shall mean the documents listed on Schedule 2 attached hereto and made a part hereof and any other documents entered into by Co-Owners and Junior Lender in connection with the Junior Loan as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

“Lenders” shall mean the Junior Lender and the Senior Lender and each of their respective successors and assigns.

“Loans” shall mean the Junior Loan and the Senior Loan.

“Management Agreement” shall mean that certain Management Agreement dated December 31, 2001 by and between CTA and Manager, as amended by that certain First Amendment to Management Agreement dated as of the date hereof by and among Co-Owners and Manager.

“Manager” shall mean Prime Group Management, L.L.C. and its successors and assigns.

“Percentage” shall mean, with respect to a particular Co-Owner, the percentage Interest of such Co-Owner as compared to all of the Interests.

“Person” shall mean a natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.

“Section” shall mean a section in this Agreement, unless otherwise modified.

“Senior Lender” shall mean SunAmerica Life Insurance Company and its successors and assigns. As used herein, the term “Senior Lender” shall also refer to any holder of a successive Senior Loan and its or their successors and assigns.

“Senior Loan” shall mean that certain mortgage loan from Senior Lender to Co-Owners in the original principal amount of $75,000,000 as evidenced and secured by the Senior Loan Documents. As used herein, the term “Senior Loan” shall also refer to any additional successive financing(s) secured by a first mortgage lien on the Property.

“Senior Loan Documents” shall mean the documents listed on Schedule 1 attached hereto and made a part hereof and any other documents entered into by Co-Owners and Senior Lender in connection with the Senior Loan as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

“Transaction Documents” shall mean this Agreement and the Financing Documents.

ARTICLE II

FORMATION OF TENANCY IN COMMON

Section 2.01 Purposes. The Co-Owners shall own the Property as tenants-in-common pursuant to laws of the State of Illinois and in accordance with the terms and conditions set forth in this Agreement. Subject to the Management Agreement, the Co-Owners’ activities are limited to those customarily performed in connection with the maintenance and repair of the Property, consistent with Rev. Rul. 75-374, 1975-2 C.B. 261. For the purpose of the immediately preceding sentence, activities will be treated as customary activities if the activities would not prevent an amount received by an organization described in Code section 511(a)(2) from qualifying as rent under Code section 512(b)(3)(A) and the Treasury regulations thereunder, and all activities of the Co-Owners, their agents and any persons related to the Co-Owners with respect to the Property will be taken into account, whether or not those activities are performed by the Co-Owners in their capacities as Co-Owners.

Section 2.02 Nature of Co-Tenant Relationship. The Co-Owners intend to hold the Property as tenants in common, and this Agreement shall not be interpreted to impose a partnership or joint venture relationship on the Co-Owners either in law or in equity. Accordingly, each Co-Owner expressly disclaims any intention to create a partnership, corporation or other business entity. Nothing in this Agreement shall make any Co-Owner a partner or agent of another Co-Owner. The Co-Owners shall not conduct business under a common name, execute any agreement identifying any or all of the Co-Owners as partners, shareholders or members of a business entity or otherwise hold themselves out as partners, shareholders or members of a business entity.

Section 2.03 Protective Subchapter K Election. The Co-Owners hereby agree that, even if the Co-Owners were determined to be “partners” in a “partnership” for federal income tax purposes, such tax partnership shall be excluded from Subchapter K of the Code.

Section 2.04 Consistent Reporting. Each Co-Owner shall be treated for federal and Illinois income tax purposes as a tenant-in-common holding a direct ownership interest in the Property. Each Co-Owner agrees to report its interest in the Property in a manner consistent with the foregoing and otherwise not to take any action that would be inconsistent with the foregoing. No Co-Owner shall notify the Commissioner of Internal Revenue that such Co-Owner desires that Subchapter K of the Code apply to the Co-Owners.

Section 2.05 Limitation on Certain Activities.

(a) Notwithstanding any provisions of this Agreement and any provision of law that otherwise so empowers the Co-Owners, until the Loans shall have been paid in full, (x) neither Co-Owner shall (i) perform any act in contravention of or constituting an event of default under the Financing Documents, or (ii) make any loan or advance to any Person if such loan is not permitted by the Financing Documents, and (y) the Co-Owners shall not (i) own any assets other than their respective Interests in the Property and cash (or cash equivalents), or (ii) obtain any financing secured by or encumbering the Property other than the Loans evidenced by the Financing Documents.

(b) With respect to any Co-Owner that is an entity, such Co-Owner shall at all times maintain the following procedures to avoid or minimize any risk of substantive consolidation of such Co-Owner with the bankruptcy or reorganization of any other Person: (1) maintain bank accounts separate from those of any other Person; (ii) conduct activities with Affiliates on an arm’s length basis; (iii) observe statutory formalities with respect to the administration of such entity and in the conduct of the activities of such Co-Owner; (iv) hold the Co-Owner out to the public as a legal entity, separate and distinct from any of the Co-Owner’s Affiliates; and (v) observe all special purpose entity provisions in the organizational documents or agreements that governs such Co-Owner.

ARTICLE III

TRANSFER OF INTERESTS

Section 3.01 Transfer. Except as specifically provided in this Agreement, and subject to compliance with applicable securities laws and with the Financing Documents, each Co-Owner may sell, transfer, convey, pledge, encumber or hypothecate its Interest or any part thereof.

Section 3.02 Limitation on Number of Co-Owners. Notwithstanding Section 3.01 or anything else to the contrary contained in this Agreement, at no time shall the number of Co-Owners exceed the limit set forth in Revenue Procedure 2002-22, I.R.B. 2002-14, as the same may be modified from time to time.

Section 3.03 Successors Bound. The Co-Owners agree that any successor to any portion of the Interest of a Co-Owner shall be deemed to accept the Interest so conveyed upon and subject to the terms and provisions of this Agreement and to have assumed all obligations of the grantor or assignor accruing from and after such conveyance.

ARTICLE IV

DISTRIBUTIONS

Section 4.01 Source of Distributions. All distributions to be made under this Agreement shall be from the income and proceeds of the Property after payment of debt service and all other amounts due and payable to Lenders under the Financing Documents and payment of all other expenses relating to the Property, including, without limitation, fees to the Manager under the Management Agreement.

Section 4.02 Distributions in General. Each Co-Owner shall share in all revenues generated by the Property and all costs, debt service and reserves associated with the Property in accordance with the Co-Owner’s Percentage. Any net proceeds derived from the sale, exchange or other joint disposition of, or from the financing or refinancing of all or any part of the Property, after satisfaction of any debts or expenses of the Property, shall be disbursed to the Co-Owners, pro rata, in accordance with their respective Percentages.

ARTICLE V

RIGHTS AND OBLIGATIONS OF CO-OWNERS

Section 5.01 Liabilities. No Co-Owner shall have any liability for the debts or obligations incurred by any other Co-Owner with respect to the Property or otherwise, and no Co-Owner shall have any authority, other than as specifically provided herein, to act on behalf of any other Co-Owner or to impose any obligation with respect to the Property.

Section 5.02 Bankruptcy.

(a) Neither the bankruptcy, death, dissolution, liquidation, termination, incompetency or other incapacity of any Co-Owner, nor the transfer, by operation of law or otherwise, of any right, title or interest of the Co-Owners in and to the Property or hereunder shall terminate this Agreement. Any obligation under the Financing Documents or any other document contemplated hereby may be performed by either or both of the Co-Owners and any such performance shall not be construed as a revocation of this Agreement.

(b) The Co-Owners agree that the following shall constitute an Event of Bankruptcy with respect to any Co-Owner (and any of his successors-in-interest): (i) if a receiver, liquidator or trustee is appointed for any Co-Owner; (ii) if any Co-Owner is substantively consolidated with the bankruptcy, reorganization, liquidation or arrangement pursuant to federal bankruptcy law, or similar federal or state law of any other Person; (iii) if, in connection with a bankruptcy, reorganization, liquidation or arrangement pursuant to federal bankruptcy law, or similar federal or state law, a court orders a Partition (as defined in Section 5.03 below) or a sale of the Property or of any Co-Owner’s Interest; (iv) if any Co-Owner (and any of its successors-in-interest) becomes insolvent, makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; (v) if any petition for bankruptcy, reorganization, liquidation or arrangement pursuant to federal bankruptcy law, or similar federal or state law shall be filed by or against, consented to, or acquiesced in by, any Co-Owner; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Co-Owner then, upon the same not being discharged, stayed or dismissed within thirty (30) days thereof. To avoid the inequity of a forced sale and the potential adverse effect on the investment of the other Co-Owner(s), the Co-Owners agree that, as a condition precedent to entering into this Agreement, the Co-Owner causing such Event of Bankruptcy shall follow the buy-sell procedure set forth in Section 5.02(c).

(c) Upon the occurrence of an Event of Bankruptcy in accordance with Section 5.02(b), the Co-Owner that is the subject of the Event of Bankruptcy (hereinafter, “Selling Co-Owner”) shall first make a written offer (“Offer to Sell”) to sell its Interest to the other Co-Owner(s) at a price equal to (a) the Fair Market Value (as defined below) of the Selling Co-Owner’s Interest minus (b) selling, prepayment or other costs that would apply in the event the Property was sold on the date of the offer. The other Co-Owner(s) shall be entitled to purchase a portion of the Selling Co-Owner’s Interest in proportion to the Interest of the purchasing Co-Owner as compared to the Interests of all of the Co-Owners exclusive of the Interest of the Selling Co-Owner. In the event any Co-Owner elects not to purchase its share of the Selling Co-Owner’s Interest, the other Co-Owner(s) shall be entitled to purchase additional Interests in proportion to the undivided Interest of such purchasing Co-Owner as compared to the Interests of all Co-Owners desiring to purchase such additional Interests. “Fair Market Value” shall mean the fair market value of Selling Co-Owner’s undivided interest in the Property on the date the Offer to Sell is made as determined in accordance with the procedures set forth below. The other Co-Owner(s) shall have twenty (20) days after delivery of the Offer to Sell to accept the Offer to Sell. If any or all of the other Co-Owner(s) (“Purchaser”) accept the Offer to Sell, Selling Co-Owner and Purchaser shall commence negotiation of the Fair Market Value within fifteen (15) days after the Offer to Sell is accepted. If the parties do not agree, after good faith negotiations, within ten (10) days, then each party shall submit to the other a proposal containing the Fair Market Value the submitting party believes to be correct (“Proposal”). If either party fails to timely submit Proposals, then the Fair Market Value shall be determined by final and binding arbitration in accordance with the procedures set forth below. The parties shall meet within seven (7) days after delivery of the last Proposal and make a good faith attempt to mutually appoint a certified MAI real estate appraiser who shall have been active full-time over the previous five (5) years in the appraisal of comparable properties located in the county or city in which the Property is located to act as the arbitrator. If the parties are unable to agree upon a single arbitrator, then the parties each shall, within five (5) days after the meeting, each select an arbitrator that meets the foregoing qualifications. The two (2) arbitrators so appointed shall, within fifteen (15) days after their appointment, appoint a third arbitrator meeting the foregoing qualifications. The determination of the arbitrator(s) shall be limited solely to the issue of whether Selling Co-Owner’s or Purchaser’s Proposal most closely approximates the Fair Market Value. The decision of the single arbitrator or of the arbitrator(s) shall be made within thirty (30) days after the appointment of a single arbitrator or the third arbitrator, as applicable. The arbitrator(s) shall have no authority to create an independent structure of Fair Market Value or prescribe or change any or several of the components or the structure thereof; the sole decision to be made shall be which of the parties’ Proposals most closely corresponds to the Fair Market Value of the Property. The decision of the single arbitrator or majority of the three (3) arbitrators shall be binding upon the parties. If either party fails to appoint an arbitrator within the time period specified above, the arbitrator appointed by one of them shall reach a decision which shall be binding upon the parties. The cost of the arbitrators shall be paid equally by Selling Co-Owner and Purchaser. The arbitration shall be conducted in Cook County, Illinois, in accordance with Illinois Code of Civil Procedure sections 1280 et seq., as modified by this Agreement. The parties agree that Federal Arbitration Act, Title 9 of the United States Code shall not apply to any arbitration hereunder. The parties shall have no discovery rights in connection with the arbitration. The decision of the arbitrator(s) may be submitted to any court of competent jurisdiction by the party designated in the decision. Such party shall submit to the superior court a form of judgment incorporating the decision of the arbitrator(s), and such judgment, when signed by a judge of the superior court, shall become final for all purposes and shall be entered by the clerk of the court on the judgment roll of the court. If one party refuses to arbitrate an arbitrable dispute and the party demanding arbitration obtains a court order directing the other party to arbitrate, the party demanding arbitration shall be entitled to all of its reasonable attorneys’ fees and costs in obtaining such order, regardless of which party ultimately prevails in the matter. BY EXECUTING THIS AGREEMENT YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ARBITRATION OF DISPUTES PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY ILLINOIS LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY EXECUTING THIS AGREEMENT YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE ILLINOIS CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

(d) The closing of an acquisition pursuant to Section 5.02(c) above shall be held at a mutually acceptable date and location not later than thirty (30) days after the date the Fair Market Value is determined, whether by agreement or by arbitration. At the closing, the following shall occur:

(i)          Selling Co-Owner shall assign to Purchaser or its or their designee(s) the Interest of the Selling Co-Owner in accordance with the instructions of Purchaser, and shall execute and deliver to the Purchaser all documents which may be required to give effect to the disposition and acquisition of such Interest, in each case free and clear of all liens, claims and encumbrances, with covenants of general warranty; and

(ii)	Purchaser shall pay to Selling Co-Owner the consideration therefor in cash.

Section 5.03 Rights of Partition.

(a) The Co-Owners agree generally that any Co-Owner (and any of its successors-in-interest) shall have the right at any time to file a complaint or institute any proceeding at law or in equity to have the Property partitioned corresponding to its Percentage (a “Partition”) in accordance with and to the extent provided by applicable law and the Financing Documents. The Co-Owners acknowledge and agree that Partition of the Property may result in a forced sale by all of the Co-Owners. To avoid the inequity of a forced sale and the potential adverse effect on the investment by the Co-Owner(s), the Co-Owners agree that, prior to instituting a Partition, the Co-Owner seeking such Partition (hereinafter, “Partitioning Co-Owner”) shall first make a written offer (“Offer to Sell”) to sell its Interest to the other Co-Owner(s) at a price equal to (a) the Fair Market Value (as defined in Section 5.02 above) of the Partitioning Co-Owner’s Interest minus (b) selling, prepayment or other costs that would apply in the event the Property was sold on the date of the offer (the “Partition Price”). The other Co-Owner(s) shall have a right of first refusal to purchase the Interest of the Petitioning Co-Owner at the Partition Price on or before thirty (30) days after receipt of the Offer to Sell (the “Purchase Period”). In the event that prior to the expiration of the Purchase Period, more than one Co-Owner elects to purchase the Interest of the Petitioning Co-Owner, then the electing Co-Owners shall each purchase an equal interest in the Interest of the Petitioning Co-Owner unless they agree otherwise. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, so long as all or any portion of the Property is subject to the Loans, the Financing Documents and the liens created thereby, or is otherwise security for a debt, the Co-Owners shall not seek or be entitled to seek and obtain Partition the Property if such Partition shall violate the terms or conditions of the Financing Documents or other such indebtedness without first obtaining the prior written consent of Lenders, and to the fullest extent permitted under applicable law, each Co-Owner waives any such right to Partition unless Lenders have consented in writing.

(b) The closing of a sale in connection with a right of first refusal exercised pursuant to Section 5.03(a) above shall be held at a mutually acceptable date and location not later than forty-five (45) days after the expiration of the Purchase Period. At the closing, the following shall occur:

(i)          The Petitioning Co-Owner shall assign to the acquiring Co-Owner(s), or its or their designee(s), the Interest of the Partitioning Co-Owner in accordance with the instructions of the acquiring Co-Owner(s), and shall execute and deliver to the acquiring Co-Owner(s) all documents which maybe required to give effect to the disposition and acquisition of such Interest(s), in each case free and clear of all liens, claims and encumbrances, with covenants of general warranty; and

(ii)         The acquiring Co-Owner(s) shall pay to all of the Co-Owner(s) the Partition Price in cash.

Section 5.04 Obligation to Fund Deficits. The Co-Owners shall bear and pay their respective shares of cash flow deficits in respect of the Property, including from debt service payments, pro rata, in accordance with their respective Percentages. The Co-Owners shall be liable for any indebtedness secured by a blanket lien on the Property in accordance with their respective Percentages.

Section 5.05 Actions by Co-Owners. All actions requiring consent of the Co-Owners with respect to the Property shall require their unanimous consent. Such actions include, but are not limited to: (i) selling or otherwise disposing of a portion or all of the Property; (ii) obtaining or renegotiating any financing secured by or encumbering the Property (iii) materially altering or changing the physical condition or legal status of the Property; (iv) engaging in any act or activity with respect to the Property that would be outside the normal course of holding real estate for passive investment; (v) contributing additional funds pursuant to Section 5.04; (vi) leasing or releasing a portion or all of the Property; (vii) hiring a replacement Manager; (viii) amending, supplementing or terminating this Agreement; and (ix) prepaying the Loan in whole or in part; and (x) amending or supplementing the Management Agreement, or entering into any other agreement regarding the management or leasing of the Property. Notwithstanding the above, for all purposes of Section 5.05, a Co-Owner which is an Affiliate of the Manager shall not vote on, or be counted with respect to (i) any actions to provide for an audit of the Property operations, (ii) any termination of the Manager in accordance with the terms hereof, or (iii) any termination of the Management Agreement in accordance with the terms thereof.

Section 5.06 Documents. Each Co Owner agrees to execute, with acknowledgment and affidavit if required, any and all documents and take all actions that may be reasonably required in furtherance of the provisions of this Agreement.

Section 5.07 Ambiguity or Conflict of Provisions. Notwithstanding anything else in this Agreement to the contrary, if any term of this Agreement. or action or omission contemplated or prohibited by this Agreement, conflicts with any term of, or action or omission contemplated or prohibited by, any of the Management Agreement, the Financing Agreements, or the CTA Agreement, then the Management Agreement, the Financing Agreements, or the CTA Agreement shall control.

ARTICLE VI

TERMINATION OF AGREEMENT

Section 6.01 Termination in General. Subject to the terms and conditions of the Financing Documents, and the limitations set forth in Section 2.05 of this Agreement, this Agreement shall terminate upon the occurrence of any of the following events:

(a)	The Co-Owners mutually agree in writing to terminate this Agreement.

(b)          The Co-Owners jointly sell, exchange or otherwise dispose of the entire Property to a third party.

(c)	The Property is partitioned among the Co-Owners.

(d)	One Co Owner acquires fee simple title to the entire Property.

Section 6.02 Limitations. Notwithstanding anything contained in Section 6.01 to the contrary, no Co-Owner shall, so long as the Loans or any portion thereof are outstanding, without the prior written consent of Lenders, terminate or cancel this Agreement, or modify, change, supplement, alter or amend this Agreement in any manner whatsoever.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Limitations on Rights of Others. Nothing in this Agreement, whether express or implied, shall give to any Person, other than the Manager and the Co-Owners any legal or equitable right, remedy or claim hereunder; provided, however, that so long as the Loans or any portion thereof remain outstanding, Lenders shall be intended third party beneficiaries of this Agreement.

Section 7.02 Notices, Etc. All notices, requests, demands, consents and other communications (“Notices”) required or contemplated by the provisions hereof shall refer on their face to this Agreement (although failure to do so shall not make such Notice ineffective), shall, unless otherwise stated herein, be in writing and shall be (a) personally delivered, (b) sent by reputable overnight courier service, (c) sent by certified or registered mail, postage prepaid and return receipt requested, or (d) transmitted by telephone facsimile with electronic confirmation of receipt, in each case, as follows:

If to CTA:

Continental Towers Associates-I, L.P.

c/o CTA General Partner, LLC

c/o Prime Group Realty Trust

77 West Wacker Drive

Suite 3900

Chicago, Illinois 60601

Attn: Jeffrey A. Patterson

With a copy to:

Prime Group Realty Trust

77 West Wacker Drive

Suite 3900

Chicago, Illinois 60601

Attn: James F. Hoffman

And a copy to:

Richard A. Heise

5317 West Cullom Avenue

Chicago, Illinois 60641

If to Newco:

Continental Towers, L.L.C.

c/o CTA General Partner, LLC

c/o Prime Group Realty Trust

77 West Wacker Drive

Suite 3900

Chicago, Illinois 60601

Attn: Jeffrey A. Patterson

With a copy to:

Prime Group Realty Trust

77 West Wacker Drive

Suite 3900

Chicago, Illinois 60601

Attn: James F. Hoffman

If to Manager:

Prime Group Management, L.L.C.

c/o Prime Group Realty, L.P.

77 West Wacker Drive

Suite 3900

Chicago, Illinois 60601

Attn: Jeffrey A. Patterson

With a copy to:

Prime Group Realty Trust

77 West Wacker Drive

Suite 3900

Chicago, Illinois 60601

Attn: James F. Hoffman

or at such other address and telephone facsimile number as shall be designated, respectively, by the Co-Owners in a written notice to the other Persons receiving Notices pursuant to this Section. Notices given pursuant to this Section shall be deemed received upon the earliest of the following to occur: (i) upon personal delivery; (ii) on the fifth day following the day sent, if sent by registered or certified mail; (iii) on the next business day following the day sent, if sent by reputable overnight courier; and (iv) if transmitted by telephone facsimile, on the day sent if such day is a business day of the addressee and the telephone facsimile is received by the addressee by 5:00 p.m. local time of the addressee on such day and otherwise on the first business day of the addressee after the day that the telephone facsimile is sent.

Section 7.03 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.04 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.05 Successors and Assigns. All covenants and agreements contained herein shall be binding upon and inure to the benefit of the Manager and its successors and assigns and the Co-Owners and their successors and assigns, all as herein provided, and shall, as to each of the Co-Owners and their successors and assigns operate as covenants running with the land. Any request, notice, direction, consent, waiver or other writing or action by the Co-Owners shall bind each of their successors and assigns.

Section 7.06 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural includes the singular; words importing any gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their successors and permitted assigns; and the term “including” means including without limitation.

Section 7.07 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 7.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state in which the Property is located applicable to contracts to be performed entirely within such state, including all matters of construction, validity and performance.

Section 7.09 Mutuality; Reciprocity; Runs With the Land. All provisions, conditions, covenants, restrictions, obligations and agreements contained herein are made for the direct, mutual and reciprocal benefit of each and every part of the Property, shall be binding upon and shall inure to the benefit of each of the Co-Owners, and their respective heirs, executors, administrators, successors, assigns, devisees, representatives, lessees and all other persons acquiring any undivided interest in the Property or any portion thereof whether by operation of law or any manner whatsoever (collectively, “Successors”); shall create mutual, equitable servitudes and burdens upon the undivided interest in the Property of each Co-Owner in favor of the Interest of every other Co-Owner; shall create reciprocal rights and obligations between the respective Co-Owners, their Interests in the Property, and their Successors; and shall, as to each of the Co-Owners and their Successors operate as covenants running with the land, for the benefit of the Co-Owner(s) pursuant to applicable law. It is expressly agreed that each covenant contained herein (i) is for the benefit of and is a burden upon the undivided Interests of each of the Co-Owners; (ii) runs with the undivided Interest of each Co-Owner; and (iii) benefits and is binding upon each Successor owner during its ownership of any undivided Interest, and each owner having any interest therein derived in any manner through any Co-Owner or Successor. Every person or entity who now or hereafter owns or acquires any right, title or interest in or to any portion of the Property is and shall be conclusively deemed to have consented and agreed to every restriction, provision, covenant, right and limitation contained herein, whether or not such person or entity expressly assumes such obligations or whether or not any reference to this Agreement is contained in the instrument conveying such interest in the Property to such person or entity. The Co-Owners agree that, subject to the restrictions on transfer contained herein, any Successor shall become a party to this Agreement upon acquisition of an undivided interest in the Property as if such person was a Co-Owner initially executing this Agreement.

Section 7.10 Waivers. No act of any Co-Owner shall be construed to be a waiver of any provision of this Agreement, unless such waiver is in writing and signed by the Co-Owner affected. Any Co-Owner may specifically waive any breach of this Agreement by any other Co-Owner, but no such waiver shall constitute a continuing waiver of similar or other breaches.

Section 7.11 Time of the Essence. Time is of the essence of this Agreement. If any date herein set forth for the performance of any obligations by Co-Owner or for the delivery of any instrument or notice as herein provided should be on a day other than a Business Day, the compliance with such obligations or delivery shall be deemed acceptable on the next Business Day. Herein, “Business Day” means a day other than a Saturday, Sunday or any state or federal holiday for which national banks or post offices are generally closed for observance thereof in the State of Illinois.

Section 7.12 Subordination to Loans. Each Co-Owner agrees that this Agreement and all rights, privileges and remedies of each Co-Owner hereunder, including, without limitation, the rights to purchase set forth in Sections 5.02 and 5.03 of this Agreement, are subject and subordinate to the Loans and to the Financing Documents, and the liens created thereby and all rights and remedies of Lenders thereunder.

Section 7.13 Exercise of Remedies. So long as the Loans or any portion thereof are outstanding, no Co-Owner may exercise any remedy (including rights of contribution or indemnity) against any other Co-Owner.

Section 7.14 Lien Waiver. So long as the Loans or any portion thereof are outstanding, each Co-Owner waives any lien rights, whether statutory or otherwise, that it may have against any other Co-Owner’s Interest.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

CONTINENTAL TOWERS ASSOCIATES-I, L.P., an Illinois limited partnership

By:	CTA GENERAL PARTNER, LLC, a Delaware limited liability company, its general partner

By:	CTA MEMBER, INC., a Delaware corporation, its Managing Member

By: : /s/ Yochanan Danziger, by Paul G. Del Vecchio Attorney in Fact for Yochanan Danziger

Name: Yochanan Danziger

Its: President

CONTINENTAL TOWERS, L.L.C., a Delaware limited liability company

By:	CTA GENERAL PARTNER, LLC, a Delaware limited liability company, its sole member

By:	CTA MEMBER, INC., a Delaware corporation, its Managing Member

By: /s/ Yochanan Danziger, Paul G. Del Vecchio Attorney in Fact for Yochanan Danziger

Name: Yochanan Danziger

Its: President

STATE OF ILLINOIS               )

) ss.
COUNTY OF COOK	)

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Paul G. Del Vecchio, known to me to be the Attorney in Fact for Yochanan Danziger, the President of CTA MEMBER, INC., a Delaware corporation, the Managing Member of CTA GENERAL PARTNER, LLC, a Delaware limited liability company, the general partner of CONTINENTAL TOWERS ASSOCIATES-I, L.P., the limited partnership that executed the foregoing instrument, and known to me to be the person who executed the foregoing instrument on behalf of said limited liability company, as general partner of such limited partnership, and acknowledged to me that he executed the same in such capacity and that such limited partnership executed the same for the purposes and consideration therein expressed.

Given under my hand and sale of office this	9th	day of January, 2006.

/s/ Jared R. Feehan

Notary Public

[Seal]	My commission expires:	1/23/07	“OFFICIAL SEAL”
JARED R. FEEHAN
Notary Public, State of Illinois
My Commission Expires 01/23/07

STATE OF ILLINOIS	)
) ss.
COUNTY OF COOK	)

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Paul G. Del Vecchio, known to me to be the Attorney in Fact for Yochanan Danziger, the President of CTA MEMBER, INC., a Delaware corporation, the Managing Member of CTA GENERAL PARTNER, LLC, a Delaware limited liability company, the sole member of CONTINENTAL TOWERS, L.L.C., the limited liability company that executed the foregoing instrument, and known to me to be the person who executed the foregoing instrument on behalf of said limited liability company, as the sole member of such limited liability company, and acknowledged to me that he executed the same in such capacity and that such limited liability company executed the same for the purposes and consideration therein expressed.

Given under my hand and sale of office this	9th	day of January, 2006.

/s/ Jared R. Feehan

Notary Public

[Seal]	My commission expires: :	1/23/07	“OFFICIAL SEAL”
JARED R. FEEHAN
Notary Public, State of Illinois
My Commission Expires 01/23/07

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

REAL PROPERTY IN THE CITY OF ROLLING MEADOWS, COUNTY OF COOK, STATE OF ILLINOIS, DESCRIBED AS FOLLOWS:

PARCEL 1:

LOTS 1 AND 2 IN CASATI-HEISE SUBDIVISION, BEING A SUBDIVISION OF PART OF THE NORTHEAST 1/4 OF SECTION 17 AND PART OF THE NORTHWEST 1/4 OF SECTION 16, BOTH IN TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, ACCORDING TO THE PLAT THEREOF RECORDED DECEMBER 27, 1988 AS DOCUMENT NUMBER 88592766, (EXCEPTING THEREFROM THAT PART OF LOT 1 DEDICATED FOR ROADWAY PURPOSES ACCORDING TO PLAT RECORDED DECEMBER 2, 2002, AS DOCUMENT NUMBER 0021325095), IN COOK COUNTY, ILLINOIS.

PARCEL 2:

EASEMENTS APPURTENANT TO AND FOR THE BENEFIT OF PARCELS 1 AND 4, AS CREATED AND GRANTED AND SET FORTH IN EASEMENT AGREEMENT DATED AS OF SEPTEMBER 23, 1977 AND RECORDED OCTOBER 10, 1978 AS DOCUMENT NUMBER 24662689 AND AS AMENDED BY AMENDMENT TO EASEMENT AGREEMENT DATED AS OF MAY 15, 1980 AND RECORDED JUNE 10, 1980 AS DOCUMENT NUMBER 25482426 UPON, OVER AND UNDER PORTIONS OF LOTS 1 TO 6, INCLUSIVE, IN HEISE’S SUBDIVISION, A SUBDIVISION OF PART OF THE NORTHWEST 1/4 OF SECTION 16, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, ACCORDING TO THE PLAT THEREOF RECORDED DECEMBER 23, 1977 AS DOCUMENT 24119807 AND ALSO OVER, UPON AND UNDER PORTIONS OF THAT PART OF THE NORTHEAST 1/4 OF SECTION 17, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF THE NORTHEAST 1/4 OF SECTION 17; THENCE SOUTHERLY ALONG THE EAST LINE OF SAID NORTHEAST 1/4 OF SECTION 17, A DISTANCE OF 80.0 FEET TO THE SOUTHERLY RIGHT-OF-WAY OF GOLF ROAD (STATE ROUTE 58), AS DEDICATED AND RECORDED SEPTEMBER 24, 1929 AS DOCUMENT NUMBERS 10488005 AND 10488006; THENCE SOUTH 89 DEGREES, 08 MINUTES WEST ALONG SAID SOUTHERLY RIGHT-OF-WAY OF GOLF ROAD (STATE ROUTE 58), 691.05 FEET FOR A POINT OF BEGINNING; THENCE SOUTH 0 DEGREES, 52 MINUTES EAST, 265.0 FEET; THENCE SOUTH 89 DEGREES, 08 MINUTES WEST PARALLEL, WITH SAID SOUTHERLY RIGHT-OF-WAY OF GOLF ROAD (STATE ROUTE 58), 196.11 FEET; THENCE NORTH 0 DEGREES, 27 MINUTES, 20 SECONDS EAST PARALLEL WITH THE WEST LINE OF SCHWAKE’S SUBDIVISION RECORDED AUGUST 11,

1970 AS DOCUMENT 21235091, NOW VACATED, 265.07 FEET TO SAID SOUTHERLY RIGHT-OF-WAY OF GOLF ROAD (STATE ROUTE 58); THENCE NORTH 89 DEGREES, 08 MINUTES EAST, ALONG SAID SOUTHERLY RIGHT-OF-WAY OF GOLF ROAD (STATE ROUTE 58), 190.0 FEET TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS, FOR THE OPERATION, MAINTENANCE, REPAIR, REPLACEMENT, RELOCATION AND REMOVAL OF A WATER SUPPLY LINE, SEWER AND OTHER UTILITIES, IN COOK COUNTY, ILLINOIS.

PARCEL 3:

EASEMENTS APPURTENANT TO AND FOR THE BENEFIT OF PARCELS 1 AND 4, AS CREATED AND GRANTED AND SET FORTH IN EASEMENT AGREEMENT DATED AS OF SEPTEMBER 23, 1977 AND RECORDED OCTOBER 10, 1978 AS DOCUMENT NUMBER 24662688 AND AS AMENDED BY AGREEMENT THERETO DATED AS OF NOVEMBER 21, 1979 AND RECORDED DECEMBER 17, 1979 AS DOCUMENT NUMBER 25284791 UPON AND UNDER PORTIONS OF THAT PART OF THE NORTHEAST 1/4 OF SECTION 17, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF THE NORTHEAST 1/4 OF SECTION 17; THENCE SOUTHERLY ALONG THE EAST LINE OF SAID NORTHEAST 1/4 OF SECTION 17, A DISTANCE OF 80.0 FEET TO THE SOUTHERLY RIGHT-OF-WAY OF GOLF ROAD (STATE ROUTE 58), AS DEDICATED AND RECORDED SEPTEMBER 24, 1929 AS DOCUMENT NUMBERS 10488005 AND 10488006; THENCE SOUTH 89 DEGREES, 08 MINUTES WEST ALONG SAID SOUTHERLY RIGHT-OF-WAY OF GOLF ROAD (STATE ROUTE 58), 691.05 FEET FOR A POINT OF BEGINNING; THENCE SOUTH 0 DEGREES, 52 MINUTES EAST, 265.0 FEET; THENCE SOUTH 89 DEGREES, 08 MINUTES WEST PARALLEL WITH SAID SOUTHERLY RIGHT-OF-WAY OF GOLF ROAD (STATE ROUTE 58), 196.11 FEET; THENCE NORTH 0 DEGREES, 27 MINUTES, 20 SECONDS EAST, PARALLEL WITH THE WEST LINE OF SCHWAKE’S SUBDIVISION, RECORDED AUGUST 11, 1970 AS DOCUMENT 21235091, NOW VACATED, 265.07 FEET TO SAID SOUTHERLY RIGHT-OF -WAY OF GOLF ROAD (STATE ROUTE 58); THENCE NORTH 89 DEGREES, 08 MINUTES EAST, ALONG SAID SOUTHERLY RIGHT-OF-WAY OF GOLF ROAD (STATE ROUTE 58), 190 FEET TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS, FOR THE OPERATION, MAINTENANCE, REPAIR, REPLACEMENT, RELOCATION AND REMOVAL OF A WATER SUPPLY LINE, SEWER AND OTHER UTILITIES IN COOK COUNTY, ILLINOIS.

PARCEL 4:

LOT 3 IN CASATI-HEISE SUBDIVISION, BEING A SUBDIVISION OF PART OF THE NORTHEAST 1/4 OF SECTION 17 AND PART OF THE NORTHWEST 1/4 OF SECTION 16, BOTH IN TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, ACCORDING TO THE PLAT

THEREOF RECORDED DECEMBER 27, 1988 AS DOCUMENT NUMBER 88592766, IN COOK COUNTY, ILLINOIS.

Common address: Continental Towers, 1701 Golf Road, Rolling Meadows, Illinois

PINS: 08-16-100-034, 08-16-100-035 and 08-16-100-036

SCHEDULE 1

SENIOR LOAN DOCUMENTS

1.	Promissory Note in the amount of $75,000,000.00.

2.	Loan Agreement.
3.	Mortgage, Assignment of Leases and Rents and Security Agreements.
4.	Assignments of Leases and Rents.
5.	UCC Financing Statements.
6.	Deposit Account Agreement.
7.	Clearing Account Agreement.
8.	Consent and Subordination of Manager.
9.	Environmental Indemnity Agreement.
10.	Subordination and Intercreditor Agreement.
11.	Memorandum of Subordination and Intercreditor Agreement.
12.	Guaranty Agreement.
13.	Assignment of Agreements, Licenses and Permits.
14.	Certificate Concerning Leases and Financial Condition.
15.	Certificate Concerning Governing Documents.
16.	Agreement Concerning Insurance Requirements.
17.	Ameriquest Lease Expansion Escrow Agreement.
18.	Leasing Escrow Agreement.
19.	Collateral Assignment of Interest Rate Protection Agreement.
20.	Receipt and Agreement.
21.	Assumption, Consent and Modification Agreement.
22.	Letter Agreement.

SCHEDULE 2

JUNIOR LOAN DOCUMENTS

1.

Amended and Restated First Mortgage dated October 1, 1991, and recorded on January 2, 1992, as Document Number 92001888, from American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated July 26, 1977, and known as Trust 40935 to General Electric Capital Corporation to secure an indebtedness in the amount of $152,106,073.00.

2.

First Amendatory Agreement dated April 30, 1993, and recorded June 9, 1993, as Document Number 93434372, between American National Bank and Trust Company of Chicago, as Trustee, Continental Towers Associates – I, General Electric Capital Corporation and other parties.

3.

Second Amendatory Agreement dated November 1, 1994, and recorded December 30, 1994, as Document Number 04084292, between American National Bank and Trust Company of Chicago, as Trustee, Continental Towers Associates – I, General Electric Capital Corporation and other parties.

4.

Loan Modification and Amended and Restated Loan Agreement dated June 1, 1995, and recorded August 17, 1995, as Document Number 95545031, between American National Bank and Trust Company of Chicago, as Trustee, Continental Towers Associates – I, General Electric Capital Corporation and other parties.

5.

Supplemental First Mortgage and Security Agreement dated June 1, 1995, and recorded August 17, 1995, as Document Number 95545032, between First Bank, N.A., as Successor Trustee to National Boulevard Bank of Chicago, not personally but solely as Trustee under Trust Agreement dated September 27, 1976, and known as Trust Number 5602 and General Electric Capital Corporation to secure an indebtedness in the amount of $156,306,073.00.

6.

First Amendment to Loan Modification and Amended and Restated Loan Agreement dated December 12, 1997, and recorded December 17, 1997, as Document Number 97947240, between American National Bank and Trust Company of Chicago, as Trustee, General Electric Capital Corporation, Continental Towers Associates-I and First Bank, N.A. as Trustee.

7.	Assignment of Liens and Documents dated December 12, 1997, and recorded December 17, 1997, as Document Number 97947241, from General Electric Capital Corporation to Prime Group Realty, L.P.
8.	Assignment of Liens and Documents dated December 15, 1997, and recorded December 17, 1997, as Document Number 97947243, from Prime Group Realty, L.P. to BankBoston, N.A.

9.	Reassignment of Liens and Documents dated May 4, 1998, and recorded May 18, 1998, as Document Number 98407007, from BankBoston, N.A. to Prime Group Realty, L.P.
10.

Assignment of Rents and Leases dated October 1, 1991, and recorded January 2, 1992, as Document Number 92001889, from American National Bank and Trust Company of Chicago, as Trustee under Trust 40935 to General Electric Capital Corporation. (Reassignment in item 9 above applies to this Assignment of Rents and Leases as well.)

11.

First Mortgage dated December 27, 1985, and recorded December 30, 1985, as Document 85342789, made by American National Bank and Trust Company, as Trustee under Trust 40935, to General Electric Capital Corporation, to secure an indebtedness of $105,000,000.00.

12.	Third Loan Modification Agreement (modifying item 11 above), dated December 1, 1988, and recorded January 10, 1989, as Document 89013686.
13.	Fourth Loan Modification Agreement (modifying item 11 above), dated December 1, 1989, and recorded January 25, 1990, as Document 90041713.
14.	Fifth Loan Modification Agreement (modifying item 11 above), dated December 1, 1990, and recorded March 8, 1991, as Document 91105421. (Reassignment in item 9 above applies to this Mortgage as well.)
15.

Assignment of Rents and Leases made by American National Bank and Trust Company, as Trustee under Trust 40935 to General Electric Capital Corporation dated December 27, 1985, and recorded December 30, 1985, as Document Number 85342790. (The reassignment in item 9 above and the Modification Agreements in items 12, 13 and 14 above apply to this Assignment of Rents and Leases as well.)

16.

1997 Promissory Note dated October 1, 1991, with an amended and restated effective date of December 12, 1997, in the original principal amount of $163,103,099.24 made by American National Bank and Trust Company of Chicago, as Trustee of Trust 40935, in favor of General Electric Capital Corporation.

17.

Lock Box Agreement dated as of July 27, 1995, by and among The Northern Trust Company, Trust 40935, Beneficiary and GECC as amended by First Amendment to Lock Box Agreement dated as of September 13, 1995, or a replacement of the foregoing with a different bank reasonably acceptable to holder pursuant to an agreement consistent with the foregoing (either as applicable, the “Lock Box Agreement”).

18.	Hazardous Substances Indemnity Agreement dated as of October 1, 1991, as amended by the Loan Agreement.
19.	All UCC Financing Statements executed in connection with any of the foregoing.

20.

Assumption Agreement between Prime Group Realty, L.P., Chicago Title Land Trust Company, as successor trustee under Trust No. 40935, Chicago Title Land Trust Company, as successor trustee under Trust No. 5602, Continental Towers Associates-I, L.P., Continental Towers, L.L.C., Richard A. Heise and Roland E. Casati.